                                                                  EXHIBIT 10.4.1

                              AMENDMENT NO. 1 TO
                  SEMICONDUCTOR TECHNOLOGY LICENSE AGREEMENT

     This Amendment No. 1 (the "Amendment") to the parties' Semiconductor Technology License Agreement is entered into as of the date last entered below by and between Rambus Inc., a Delaware corporation with principal offices at 2465 Latham Street, Mountain View, California 94040 ("Rambus") and Intel Corporation, a Delaware corporation with a place of business at 2200 Mission College Boulevard, Santa Clara, California 95052 ("Intel").

     WHEREAS, on November 15, 1996 the parties entered into a Semiconductor Technology License Agreement (the "License Agreement"); and

     WHEREAS, the parties desire to amend the License Agreement to include increased commitments from Intel and modification of the termination rights of both parties;

     NOW, THEREFORE, the parties agree that the License Agreement is amended to include the following:

1. Capitalized terms used but not defined herein shall have the meaning specified therefor in the License Agreement.

2.   A new Section 4.9 is added to the License Agreement as follows:

     "4.9 Additional Intel Obligations.
          ----------------------------

          (a) Intel will use its continuing best efforts in marketing, public relations, and engineering to make the Rambus-D DRAM the primary DRAM for PC main memory applications through December 31, 2002; and

          (b) Intel will communicate to the top (10) DRAM manufacturers, Intel's intention to support the Rambus-D Interface Technology in its integrated circuits for low end workstation, performance desktop, and basic PC platforms."

3.   A new Section 9.3(c)(i)-(iii) is added to the License Agreement as follows:

                "(i) In the event that Rambus terminates this Agreement after December 31, 2002 pursuant to Section 9.2(b)(iii), and only if prior to January 1, 2003 Intel has Sold more than ten million (10,000,000) units of Rambus Logic Chips which directly control PC main memory, then, subject to
                       Section 9.3(c)(ii) below, Intel shall retain a Residuals Patent License. Any integrated circuit where each RD-AC is not primarily intended to communicate with Rambus DRAMs is not considered an integrated circuit that controls main memory for purposes of this Section 9.3(c)(i).

                (ii)   (A)   If Intel fails to perform its obligations pursuant
                             to Section 4.9 above, then Rambus may notify Intel
                             (the "Notice") not later than December 31, 2002 of such failure and upon such Notice, Intel's rights pursuant to Section 9.3(c)(i) shall terminate. Upon such Notice, Rambus shall notify and provide Intel, via the disclosure process noted hereafter, a confidential copy of all Rambus patent applications filed and unissued as of such Notice date, within ten (10) business days of such Notice; this shall be limited to claims, of Rambus patents, which pertain to Intel Residuals. The disclosure shall be made to an agreed third party and the use of the disclosure shall only be to facilitate Intel's avoidance of infringement of patents issuing on these applications.

                        (B) In the event of termination of Intel's rights pursuant to Section 9.3(c)(ii)(A) and upon later termination of this Agreement by Rambus pursuant to
                             Section 9.2(b)(iii), Intel shall retain a Residuals Patent License for Other Logic Chips (as defined in Section 4 of Amendment No. 1 to this
                             Agreement) which were taped out as of the date of the Notice, provided that this license shall be limited to those Rambus patents, within the Rambus Intellectual Property Rights and the Additional Rambus Rights, in existence as of the date of such Notice. In such event, Rambus covenants not to sue Intel under any patent issuing from any patent application not disclosed to Intel as required under Section 9.3(c)(ii)(A) above.

                (iii) For the purposes of this section, "Residuals Patent License" means a license, under Rambus patents within the Rambus Intellectual Property Rights and the Additional Rambus Rights, to use "Intel Residuals" to design, make, have made (subject to Section 2.1 (b)), use, import, offer to Sell, and Sell Other Logic Chips (as defined in
                       Section 4 of Amendment No. I to this Agreement), alone or incorporated into modules, boards, and systems, provided, however, that no license is granted pursuant to this section with respect to any intellectual property rights of Rambus licensees which are licensed to Rambus in connection with the licensee's Rambus interface technology license agreement with Rambus. In the event of a dispute regarding the scope of Intel's rights pursuant to any Residuals Patent License, Intel shall have the burden of proving that the disputed item is an "Intel Residual". For purposes of this section, the term "Intel Residuals" means any information that is retained in the unaided memories of Intel's employees as a result of access to Rambus Confidential Information pursuant to the terms of this Agreement. An employee's memory is unaided if the employee has not intentionally memorized the Confidential Information for the purpose of retaining and subsequently using or disclosing it."

4. For purposes only of Sections 9.3(c) (ii) and (iii) newly added to the License Agreement under this Amendment, "Other Logic Chip" is further defined with respect to Section 1.14 of the License Agreement not to include, inter alia, any integrated circuit that either (A) includes a memory interface, other than a Cache Memory Interface, that infringes any Rambus patent or other Rambus intellectual property right; (B) includes substantial portions of the RD-AC; or (C) can communicate with any Compatible integrated circuit through such RD-AC.

5. Except for the termination of Intel's rights pursuant to Section 9.3(c)(i) above, noted in Section 9.3(c)(ii) above, Rambus hereby waives any other remedies it may have with respect to Intel's failure to perform Intel's obligation pursuant to Section 4.9 above. This shall not, however, affect any other rights Rambus may have for breach by Intel of any provision of the License Agreement other than Section 4.9 thereof, notwithstanding that such breach may also constitute a breach of said Section 4.9.

6. Except as set forth herein, the License Agreement shall remain unmodified and in full force and effect in accordance with its terms.

RAMBUS INC.                           INTEL CORPORATION

By: /s/ Geoff Tate                    By: /s/ Patrick P. Gelsinger
    ------------------------------        ---------------------------------

Print Name: Geoff Tate                Print Name: Patrick P. Gelsinger
            ----------------------                -------------------------

Title: President                      Title: V.P., General Manager
       ---------------------------           ------------------------------

Date: 7/7/98                          Date: 7/10/98
      ----------------------------          -------------------------------

                                      -3-